As filed with the Securities and Exchange Commission on August 28, 2002

Registration No. 333-77765

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________

POLARIS INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-1790959 (I.R.S. Employer Identification Number)

_______________

2100 Highway 55
Medina, Minnesota 55340
(Address, including zip code, of registrant’s principal executive offices)
_______________

POLARIS INDUSTRIES INC.
1999 BROAD-BASED STOCK OPTION PLAN
(Full title of the plan)
_______________

Michael W. Malone, Vice President-Finance,
Chief Financial Officer, and Secretary
Polaris Industries Inc.
2100 Highway 55
Medina, Minnesota 55340
(763) 542-0500
(Name, address, including zip code and telephone number, including area code, of agent for service)
_______________

Copy to:
James C. Melville
Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center, 90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 375-1138

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered	Share	Price	Registration Fee

Common Stock, par value $.01 per share	N/A(1)	N/A(1)	N/A(1)	N/A(1)

(1)	This Amendment is filed to deregister shares originally registered for issuance under the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 5, 1999.

POST-EFFECTIVE AMENDMENT NO. 1
SIGNATURES
INDEX TO EXHIBITS
EX-24 Powers of Attorney

POST-EFFECTIVE AMENDMENT NO. 1

     The purpose of this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (SEC File No. 333-77765) is to deregister shares of Polaris Industries Inc. common stock, $0.01 par value (“Common Stock”), registered for issuance pursuant to the Polaris Industries Inc. 1999 Broad-Based Stock Option Plan (the “Plan”). The Registration Statement on Form S-8 filed in connection with the Plan registered 350,000 shares of Common Stock. As of August 28, 2002, 90,800 shares of Common stock registered under the Registration Statement on Form S-8 had not been issued under the Plan and are not subject to currently outstanding options. The 90,800 shares of Common Stock that remain unissued under the Plan are hereby deregistered.

Item 8. Exhibits.

     The following is a complete list of the exhibits filed or incorporated by reference as part of this Post-Effective Amendment No. 1:

Exhibit No.	Description

24	Powers of Attorney (filed herewith electronically).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Minnesota, on August 28, 2002.

POLARIS INDUSTRIES INC

By: /s/ Thomas C. Tiller Thomas C. Tiller President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/Gregory R. Palen Gregory R. Palen	Chairman of the Board and Director	August 28, 2002

/s/Thomas C. Tiller Thomas C. Tiller	President, Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2002

/s/Michael W. Malone Michael W. Malone	Vice President — Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 28, 2002

* Andris A. Baltins	Director	August 28, 2002

* George W. Buckley	Director	August 28, 2002

* William E. Fruhan, Jr.	Director	August 28, 2002

* John R. Menard, Jr.	Director	August 28, 2002

* R. M. Schreck	Director	August 28, 2002

/s/J. Richard Stonesifer J. Richard Stonesifer	Director	August 28, 2002

* Richard A. Zona	Director	August 28, 2002

*By: /s/ Thomas C. Tiller Thomas C. Tiller, Attorney-in-Fact		August 28, 2002

     Thomas C. Tiller, pursuant to Powers of Attorney executed by each of the directors listed above whose name is marked with an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this Post-Effective Amendment No. 1 to the Registration Statement of Polaris Industries Inc. on behalf of each of such directors named above.

INDEX TO EXHIBITS

Exhibit Number	Description	Method of Filing

24	Powers of Attorney	Filed herewith electronically

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